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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2003-4

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Section 7.3 Indenture                                                            Distribution Date:               6/15/2004
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
(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                                      0.00
             Class B Principal Payment                                                      0.00
             Class C Principal Payment                                                      0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                                      0.00
             Class B Principal Payment                                                      0.00
             Class C Principal Payment                                                      0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                                        657,381.67
             Class B Note Interest Requirement                                         71,543.40
             Class C Note Interest Requirement                                        123,521.88
                       Total                                                          852,446.94

        Amount of the distribution allocable to the interest on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                                           1.07944
             Class B Note Interest Requirement                                           1.40972
             Class C Note Interest Requirement                                           1.89306

(iii)   Aggregate Outstanding Principal Balance of the Notes
             Class A Note Principal Balance                                          609,000,000
             Class B Note Principal Balance                                           50,750,000
             Class C Note Principal Balance                                           65,250,000

(iv)    Amount on deposit in Owner Trust Spread Account                             7,250,000.00

(v)     Required Owner Trust Spread Account Amount                                  7,250,000.00



                                                                                    By:
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                                                                                    Name:  Patricia M. Garvey
                                                                                    Title: Vice President

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